                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE


                           RAMSAY YOUTH SERVICES, INC.
                         ANNOUNCES FIRST QUARTER RESULTS

Coral Gables, Florida, May 15, 2003 . . . Ramsay Youth Services, Inc. ("Ramsay") (NASDAQ:RYOU) today announced results for the first quarter ended March 31, 2003. Total revenues for the quarter increased to $36,527,000 as compared to $35,831,000 in the same period of the prior year. The Company reported for the quarter net income of $497,000 or $0.04 per fully diluted share. The results for the first quarter of the current year include the impact of approximately $491,000 in start-up costs related to the Company's entrance into the Georgia market and approximately $285,000 in non-recurring costs resulting from the previously announced transaction with Psychiatric Solutions, Inc. ("PSI") (NASDAQ:PSYS).

Luis E. Lamela, President and CEO of Ramsay Youth Services, Inc. commented on the results, "We are pleased with our performance this quarter. As we stated in the fourth quarter, we believe the Georgia market will be contributing positively to our results in the second half of 2003. We continue to be excited with the business opportunities in Georgia."

Ramsay Youth Services, Inc. is a leading provider and manager of mental health, substance abuse and behavioral health programs and services in residential and non-residential settings in eleven states and the Commonwealth of Puerto Rico.

On April 9, 2003, Ramsay announced it had signed a definitive agreement with PSI whereby PSI will acquire Ramsay. The transaction, which is subject to customary closing conditions, is expected to be completed by early July 2003.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks and uncertainties. Actual operations and results may differ materially from those expected in the forward-looking statements made by the Company. Please refer to Ramsay's filings with the Securities and Exchange Commission for additional information, specifically the Risk Factors section in the Company's Form 10K for the year ended December 31, 2002.

                                  Table Follows
                                       ###


Contact: Isa Diaz
         Executive Vice President Corporate Relations
         (305) 569-4626

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                                OPERATING RESULTS


                                                                       THREE MONTHS ENDED MARCH 31,
                                               ----------------------------------------------------------------------------
                                                             2003                                        2002
                                               ---------------------------------            -------------------------------

Revenues ..............................            $36,527,000            100.0%            $35,831,000            100.0%

Operating expenses:
   Salaries, wages and benefits .......             23,571,000             64.5%             22,196,000             62.0%
   Other operating expenses ...........             10,554,000             28.9%              9,692,000             27.0%
   Provision for doubtful accounts ....                402,000              1.1%                720,000              2.0%
   Depreciation and amortization ......                641,000              1.8%                625,000              1.7%
   Asset impairment charges ...........                                     0.0%                125,000              0.4%
                                                   -----------            -----             -----------            -----
Total operating expenses ..............             35,168,000             96.3%             33,358,000             93.1%
                                                   -----------            -----             -----------            -----


Income from operations ................              1,359,000              3.7%              2,473,000              6.9%

Non-operating expenses:
   Interest and other financing
   charges, net .......................                557,000              1.5%                690.000              1.9%
                                                   -----------            -----             -----------            -----
      Total non-operating expenses, net                557,000              1.5%                690,000              1.9%



Income before income taxes ............                802,000              2.2%              1,783,000              5.0%


Provision for income taxes ............                305,000              0.8%                214,000              0.6%
                                                   -----------            -----             -----------            -----

 Net income ...........................            $   497,000              1.4%            $ 1,569,000              4.4%
                                                   ===========            =====             ===========            =====


Income per common share:
   Basic ..............................            $      0.05                              $      0.17
                                                   ===========                              ===========
   Diluted ............................            $      0.04                              $      0.14
                                                   ===========                              ===========

Weighted average number of common
  shares outstanding:

   Basic ..............................              9,298,000                                9,264,000
                                                   ===========                              ===========
   Diluted.............................             11,385,000                               11,390,000
                                                   ===========                              ===========


